EXHIBIT 99.9
Form of Rights Certificate
The Rights Offering expires at 5:00 p.m., Eastern Time, on                     , 2011. Central Federal Corporation (the “Company”) may extend the rights offering without notice to you until                     , 2011 (such date and time, as it may be extended, the “Expiration Date”).
The Company has distributed, at no charge, to each holder of record of the Company’s common stock, par value $0.01 per share (“Common Stock”), (each a “Record Date Shareholder”), as of 5:00 Eastern Time on                     , 2011 (the “Record Date”) one subscription right (“Subscription Right”) for each share of Common Stock held as of the close of business on the Record Date. Each Subscription Right entitles a Record Date Shareholder to a basic subscription privilege (the “Basic Subscription Privilege”) and an over-subscription privilege (the “Over-Subscription Privilege”). The Basic Subscription Privilege of each Subscription Right gives each Record Date Shareholder the opportunity to purchase                     shares of Company Common Stock at a subscription price of $                    per share. Fractional shares of Company Common Stock resulting from the exercise of the Basic Subscription Privilege will be eliminated by rounding down to the nearest whole share. In the event that a Record Date Shareholder purchases all of the shares of Company Common Stock available pursuant to the Record Date Shareholder’s Basic Subscription Privilege, the Record Date Shareholder may also choose to exercise an Over-Subscription Privilege, subject to certain limitations and subject to allotment, to purchase a portion of any shares of Company Common Stock that are not purchased by other Record Date Shareholders through the exercise of their Basic Subscription Privileges.
All purchasers of common stock in the rights offering will receive, without additional charge, one warrant to purchase one additional share of common stock for each four shares purchased in the rights offering. The warrants will be exercisable for three years following completion of the stock offering at an exercise price of $1.00 per share. The warrants will not be transferrable, no fractional warrants will be issued and the number of warrants issued will be rounded down. By way of example, a purchaser purchasing four shares of common stock will receive one warrant and a purchaser purchasing seven shares of common stock will receive one warrant, while a purchaser purchasing eight shares of common stock will receive two warrants. The number of shares for which warrants may be exercised and the exercise price applicable to the warrants will be proportionately adjusted in the event the Company pays stock dividends or makes distributions of its common stock, or subdivides, combines or reclassifies outstanding shares of its common stock such as in a stock split or reverse stock split.
Method Of Exercise Of Rights
In order to exercise your Basic Subscription Privilege and Over-Subscription Privilege, you must properly complete and sign this Rights Certificate on the front and back where indicated and return it to the Subscription Agent, Registrar and Transfer Company, together with payment in full for an amount equal to the subscription price multiplied by the total number of shares of Common Stock subscribed for under your Basic Subscription Privilege and Over-Subscription Privilege. To be timely, the Subscription Agent must receive the properly completed and executed Rights Certificate and payment in full for the shares of Common Stock subscribed for at or before 5:00 p.m., Eastern Time, on the Expiration Date.
Full payment for the shares of Common Stock subscribed for pursuant to your Basic Subscription Privilege and Over-Subscription Privilege must be made payable in United States dollars by wire transfer, personal check drawn on a U.S. bank or, bank check drawn on CF Bank, in each case payable to “Registrar and Transfer Company.” You will not be paid any interest on funds paid to the Subscription Agent regardless of whether the funds are applied to the subscription price or returned to you.
You are advised to review the Prospectus and the Instructions as to Use of Central Federal Corporation Rights Certificates included with this Rights Certificate. Additional copies of these materials may be obtained from ParaCap Group, LLC, the Information Agent. The Information Agent’s telephone number is (___) __-__.

	Number of Rights Represented by this Rights Certificate	Maximum Number of Shares of Common Stock for Which You May Subscribe under Your Basic Subscription Privilege
Control #
XXXXX XXXXX	XXXXXXXXXX	XXXXXXXXXX

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY
SECTION 1: EXERCISE AND SUBSCRIPTION: The number of Subscription Rights represented by this Rights Certificate and the maximum number of shares of common stock for which you may subscribe under your Basic Subscription Privilege are set forth on the front of this Rights Certificate. Please see “The Rights Offering—Limit on How Many Shares of Common Stock You May Purchase in the Stock Offering” for a description of the purchase limits applicable to the rights offering. The undersigned hereby irrevocably exercises one or more Subscription Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus.
     Step 1 — Basic Subscription Privilege
I wish to exercise my full Basic Subscription Privilege or a portion thereof as follows:

Number of Shares of Common Stock Subscribed for Subscription Price	Payment Due Under Basic
Under Your Basic Subscription Privilege	Subscription Privilege
X $1.00	= $
     Step 2 — Over-Subscription Privilege
I have exercised my full Basic Subscription Privilege and in addition to my full Basic Subscription Privilege I wish to subscribe for additional shares under my Over-Subscription Privilege as follows:

Number of Shares of Common Stock Subscribed for Subscription Price	Payment Due Under Over-
Under Your Over-Subscription Privilege*	Subscription Privilege
X $1.00	= $

*	The maximum number of shares you may subscribe for under your Over-Subscription Privilege is equal to [____________] shares less the number of shares you subscribed for under your full Basic Subscription Privilege.
     Step 3 — Total Shares and Total Amount Enclosed

Total Shares: Subscription Price	Total Amount Enclosed:
X $1.00	= $
Number of Shares of Common Stock Subscribed for under Basic Subscription Privilege (Step 1) plus Over-Subscription Privilege (Step 2)	Total Payments Due under Basic Subscription Privilege (Step 1) plus Over-Subscription Privilege (Step 2)
SECTION 2: SUBSCRIPTION AUTHORIZATION: I acknowledge that I have received the Prospectus for this offering of Subscription Rights and I hereby irrevocably subscribe for the number of shares of Common Stock indicated above on the terms and conditions set forth in the Prospectus. Note: In addition to signing below, please also sign and date the front of this Rights Certificate where indicated. Signature of Subscriber(s)

(address if different than that listed on this Rights Certificate)
Telephone number (including area code)
SECTION 3: SPECIAL ISSUANCE INSTRUCTIONS (IF YOU COMPLETE THIS SECTION, YOU MUST ALSO COMPLETE SECTIONS 4 AND 5): The Subscription Rights are not transferable in any way, except to affiliates of the recipient and except by operation of law. By executing below, you hereby represent and warrant that the person in whose name you are requesting that we issue the Common Stock is your affiliate or is a transferee by operation of law. Evidence satisfactory to the Company that any such permitted transfer is proper must be delivered by mail, express mail or overnight courier to Registrar and Transfer Company at the address specified below prior to the Expiration Date.
     Complete the following ONLY if the shares of Common Stock subscribed for are to be issued in a name other than that of the registered holder.

Issue Shares to:	Soc. Sec. #/Tax ID#:

Address:

SECTION 4: ACKNOWLEDGMENT (TO BE COMPLETED ONLY IF YOU COMPLETED
SECTION 3. IF YOU COMPLETE THIS SECTION, YOU MUST ALSO COMPLETE SECTION 5): I/We acknowledge receipt of the Prospectus and understand that, after delivery to Registrar and Transfer Company as Subscription Agent, I/we may not modify or revoke this Rights Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct.
     The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company’s transfer agent without any alteration or change whatsoever.

Signature(s) of Registered Holder:	Date:
     If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).

Name:	Capacity:	Soc. Sec. #/Tax ID #:

Address:	Phone:

SECTION 5: GUARANTEE OF SIGNATURES (TO BE COMPLETED ONLY IF YOU COMPLETED SECTIONS 3 AND 4): All Subscription Right holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

Name of Firm:	Authorized Signature:

Address:	Name:

Title:

City, State, Zip Code:

Area Code and Telephone Number:

Delivery Options for Rights Certificates

By Mail:	By Express Mail or Overnight Courier:
Registrar and Transfer Company	Registrar and Transfer Company
ATTN: Reorg Dept.	ATTN: Reorg Dept.
10 Commerce Drive	10 Commerce Drive
Cranford, NJ 07016	Cranford, NJ 07016
DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT
CONSTITUTE A VALID DELIVERY
Any questions regarding this Rights Certificate and Rights Offering may be directed to ParaCap
Group, LLC at [                                        ].